Exhibit 99 (a)

Bank of Granite
     Corporation News

For Release:	April 14, 2003

BANK OF GRANITE CORPORATION REPORTS INCREASED EARNINGS
FOR FIRST QUARTER OF 2003

     Bank of Granite Corporation (NASDAQ:GRAN) reported slightly improved earnings for the first quarter of 2003 despite a weak economy in its market area.

     Quarterly per share earnings were 29¢ for the quarter ending March 31, 2003, compared to 28¢ per share for the comparable quarter in 2002. Per share earnings for 2002 were adjusted for the 5-for-4 stock split in May 2002. Net income for the quarter was $3,837,183 vs $3,782,339 for the first quarter of 2002.

     John A. Forlines, Jr., Bank of Granite’s Chairman and Chief Executive Officer, said it was a tough quarter and that once again an excellent performance by GLL & Associates, the bank’s mortgage loan subsidiary, contributed substantially to overall earnings. “We met our expectations, but just barely,” Forlines said, “and the economy in our market area was the principle culprit.” He thanked the entire Bank of Granite staff for their hard work and dedication during a difficult quarter.

     Consolidated average balance sheet data revealed total assets of $762,298,679, total loans of $577,521,347 and total deposits of $566,096,046, all reaching new highs for the bank. Key management ratios continued to be outstanding, according to Forlines, far exceeding the Company’s peers and the industry generally. For the quarter, the Company earned 2.13% on average assets and the return on equity was 12.19%. The capital to asset ratio of 16.78% indicates Bank of Granite remains one of the strongest, best-capitalized banks in the country. The efficiency ratio was an outstanding 42.26%. Forlines said he expects 2003 to mark the 50th consecutive year of increased dividends to its shareholders, believed to be a record for any banking organization in America.

     Bank of Granite Corporation, is the parent of Bank of Granite, which operates full service offices in Caldwell, Catawba, and Burke Counties, and GLL & Associates, a mortgage banking company headquartered in Winston-Salem. It also has a merger pending with First Commerce Corporation of Charlotte and expects the merger to be completed by July 1. Also, Bank of Granite recently announced the opening of loan production offices in Boone and Wilkesboro. The closing price of the Company’s stock on March 31, 2003 was $16.61 per share compared with a price of $18.40 at the end of the first quarter in 2002.

     Bank of Granite’s annual shareholder’s meeting will be held at 10:30 AM in the Piedmont Center, adjoining the Holiday Inn Select, in Hickory, N. C. on Monday, April 28, 2003.

* * * * *

Please see “Financial Data” tables, which are attached.
For further information, contact Kirby A. Tyndall, Senior Vice President and Chief Financial Officer at
Voice (828) 496-2026, Fax (828) 496-2010 or Internet: ktyndall@bankofgranite.com.

Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630	www.bankofgranite.com

Bank of Granite Corporation		Three Months Ended
Selected Financial Data		March 31,

(in thousands except per share data)		2003	2002	% change

Consolidated earnings summary:
	Interest income, taxable equivalent	$11,762	$11,909	-1.2%
	Interest expense	2,386	2,898	-17.7%

	Net interest income, taxable equivalent	9,376	9,011	4.1%
	Taxable equivalent adjustment	400	463	-13.6%

	Net interest income	8,976	8,548	5.0%
	Loan loss provision	1,136	791	43.6%
	Noninterest income	3,333	2,650	25.8%
	Noninterest expense	5,371	4,820	11.4%

	Income before income taxes	5,802	5,587	3.8%
	Income taxes	1,965	1,805	8.9%

	Net income	$3,837	$3,782	1.5%

	Earnings per share — Basic*	$0.29	$0.28	3.6%
	Earnings per share — Diluted*	0.29	0.28	3.6%

	Average shares — Basic*	13,292	13,692	-2.9%
	Average shares — Diluted*	13,294	13,693	-2.9%

Consolidated balance sheet data at March 31:
	Total assets	$762,299	$706,673	7.9%
	Total deposits	566,096	519,997	8.9%
	Loans (gross)	577,521	514,436	12.3%
	Shareholders’ equity	127,881	125,157	2.2%

Consolidated average balance sheet data:
	Total assets	$731,640	$707,769	3.4%
	Total deposits	545,920	512,443	6.5%
	Loans (gross)	562,039	511,313	9.9%
	Shareholders’ equity	127,625	125,175	2.0%

Consolidated performance ratios:
	Return on average assets**	2.13%	2.17%
	Return on average equity**	12.19%	12.25%
	Efficiency ratio	42.26%	41.33%

Consolidated asset quality data and ratios:
	Nonaccruing loans	$5,079	$3,253	56.1%
	Accruing loans 90 days past due	2,241	890	151.8%
	Nonperforming loans	7,320	4,143	76.7%
	Foreclosed properties	1,203	312	285.6%
	Nonperforming assets	8,523	4,455	91.3%
	Allowance for loan losses	9,318	7,144	30.4%
	Loans charged off	801	301	166.1%
	Recoveries of loans charged off	149	228	-34.6%
	Net loan charge-offs (recoveries)	652	73	793.2%

	Net charge-offs to average loans**	0.47%	0.06%
	Nonperforming loans to total assets	0.96%	0.59%
	Allowance coverage of nonperforming loans	127.30%	172.44%
	Allowance for loan losses to gross loans	1.61%	1.39%
	Allowance for loan losses to net loans	1.64%	1.41%

Subsidiary earnings summary:
Bank of	Net interest income	$7,974	$7,722	3.3%
Granite	Loan loss provision	1,136	761	49.3%
	Noninterest income	1,885	1,951	-3.4%
	Noninterest expense	3,737	3,647	2.5%
	Income taxes	1,638	1,636	0.1%
	Net income	3,348	3,629	-7.7%

GLL &	Net interest income	$966	$790	22.3%
Associates	Loan loss provision	—	30	-100.0%
(mortgage	Noninterest income	1,461	796	83.5%
bank)	Noninterest expense	1,609	1,166	38.0%
	Income taxes	327	168	94.6%
	Net income	491	252	94.8%

* Prior period amounts restated for the 5-for-4 stock split paid May 31, 2002.	** Annualized based on number of days in the period	More

Bank of Granite Corporation		Quarters Ended
Supplemental Quarterly Financial Data
		Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands except per share data)		2003	2002	2002	2002	2002

Consolidated earnings summary:
	Interest income, taxable equivalent	$11,762	$12,120	$11,721	$11,693	$11,909
	Interest expense	2,386	2,534	2,668	2,703	2,898

	Net interest income, taxable equivalent	9,376	9,586	9,053	8,990	9,011
	Taxable equivalent adjustment	400	411	418	440	463

	Net interest income	8,976	9,175	8,635	8,550	8,548
	Loan loss provision	1,136	797	897	1,007	791
	Noninterest income	3,333	3,354	2,925	2,468	2,650
	Noninterest expense	5,371	5,388	5,017	5,090	4,820

	Income before income taxes	5,802	6,344	5,646	4,921	5,587
	Income taxes	1,965	2,158	1,963	1,469	1,805

	Net income	$3,837	$4,186	$3,683	$3,452	$3,782

	Earnings per share — Basic*	$0.29	$0.31	$0.27	$0.25	$0.28
	Earnings per share — Diluted*	0.29	0.31	0.27	0.25	0.28

	Average shares — Basic*	13,292	13,407	13,494	13,600	13,692
	Average shares — Diluted*	13,294	13,414	13,502	13,611	13,693

Consolidated ending balance sheet data:
	Total assets	$762,299	$742,015	$732,092	$701,295	$706,673
	Total deposits	566,096	547,249	537,756	522,040	519,997
	Loans (gross)	577,521	565,374	542,346	517,851	514,436
	Shareholders’ equity	127,881	127,443	127,490	126,118	125,157

Consolidated average balance sheet data:
	Total assets	$731,640	$723,712	$702,543	$698,931	$707,769
	Total deposits	545,920	537,056	524,366	521,259	512,443
	Loans (gross)	562,039	551,624	529,895	514,203	511,313
	Shareholders’ equity	127,625	127,310	126,264	125,441	125,175

Consolidated performance ratios:
	Return on average assets**	2.13%	2.29%	2.08%	1.98%	2.17%
	Return on average equity**	12.19%	13.04%	11.57%	11.04%	12.25%
	Efficiency ratio	42.26%	41.64%	41.89%	44.42%	41.33%

Consolidated asset quality data and ratios:
	Nonaccruing loans	$5,079	$3,265	$2,992	$2,746	$3,253
	Accruing loans 90 days past due	2,241	1,153	1,558	1,252	890

	Nonperforming loans	7,320	4,418	4,550	3,998	4,143
	Foreclosed properties	1,203	1,203	1,197	527	312

	Nonperforming assets	8,523	5,621	5,747	4,525	4,455

	Allowance for loan losses	9,318	8,835	8,223	7,681	7,144

	Loans charged off	801	308	420	526	301
	Recoveries of loans charged off	149	123	65	55	228

	Net loan charge-offs (recoveries)	652	185	355	471	73

	Net charge-offs to average loans**	0.47%	0.13%	0.27%	0.37%	0.06%
	Nonperforming loans to total assets	0.96%	0.60%	0.62%	0.57%	0.59%
	Allowance coverage of nonperforming loans	127.30%	199.98%	180.73%	192.12%	172.44%
	Allowance for loan losses to gross loans	1.61%	1.56%	1.52%	1.48%	1.39%
	Allowance for loan losses to net loans	1.64%	1.59%	1.54%	1.51%	1.41%

Subsidiary earnings summary:
Bank of	Net interest income	$7,974	$8,112	$7,915	$7,835	$7,722
Granite	Loan loss provision	1,136	797	887	977	761
	Noninterest income	1,885	1,930	1,962	1,700	1,951
	Noninterest expense	3,737	3,662	3,730	3,871	3,647
	Income taxes	1,638	1,826	1,787	1,341	1,636
	Net income	3,348	3,757	3,473	3,346	3,629

GLL &	Net interest income	$966	$1,070	$720	$709	$790
Associates	Loan loss provision	—	—	10	30	30
(mortgage	Noninterest income	1,461	1,425	964	765	796
bank)	Noninterest expense	1,609	1,663	1,245	1,153	1,166
	Income taxes	327	333	176	128	168
	Net income	491	499	263	193	252

* Prior period amounts restated for the 5-for-4 stock split paid May 31, 2002.	** Annualized based on number of days in the period.

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